Exhibit 10.1
KEY EMPLOYEE AGREEMENT
This Key Employee Agreement (“Agreement”) is made and entered into by and between Berry Petroleum Company, LLC, a Delaware limited liability company (the “Company”), and Jeffrey Magids (“Employee”) effective as of January 21, 2025 (the “Effective Date”).

WHEREAS, the board of directors (the “Board”) of Berry Corporation (bry), a Delaware corporation (“Berry Corporation”), along with the Company, acknowledge that Employee possesses skills and knowledge that are valuable to the Company Group (as defined below) and the Company wishes to enter this Agreement in order to better ensure itself of access to the continued services of Employee and in order to protect the legitimate business interests of the Company Group.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Definitions. The following terms shall have the following meanings:
(a)“Base Salary” shall mean, as of any given date, Employee’s annualized base salary on such date.
(b)“Cause” shall mean:
(i) Employee’s repeated failure to fulfill substantially Employee’s material obligations with respect to Employee’s employment (which failure, if able to be cured, remains uncured or continues or recurs thirty (30) days after written notice from the executive officer to whom the Employee directly reports (or any officer of the Company senior to such officer, collectively the “Reporting Officer”) or the Board);
(ii)Employee’s conviction of or plea of guilty or nolo contendere to a felony or to a crime involving moral turpitude resulting in material financial or reputational harm to the Company, Berry Corporation, or any of their subsidiaries or affiliates;
(iii) Employee’s engaging in conduct that constitutes gross negligence or gross misconduct in carrying out Employee’s duties with respect to Employee’s employment hereunder;
(iv)a material violation by Employee of any non-competition or non-solicitation provision, or of any confidentiality provision, contained in an employment agreement or any agreement between Employee and the Company, Berry Corporation, or any of their subsidiaries or affiliates;
(v)any act by Employee involving dishonesty relating to the business of the Company, Berry Corporation, or any of their subsidiaries or affiliates that adversely and materially affects the business of the Company, Berry Corporation, or any of their subsidiaries or affiliates; or
(vi)a material breach by Employee of the Company’s written code of ethics or any other material written policy or regulation of the Company, Berry

Corporation, or any of their subsidiaries or affiliates governing the conduct of its employees or contractors (which breach, if able to be cured, remains uncured or continues or recurs 30 days after written notice from the Reporting Officer or the Board).
(c) “Company Group” shall mean, collectively, Berry Corporation and its direct and indirect subsidiaries as may exist from time to time, including the Company.
(d)“Disability” shall mean the earlier of (i) written determination by a physician selected by the Company and reasonably agreed to by Employee that Employee has been unable to perform substantially Employee’s usual and customary duties under this Agreement for a period of at least one hundred twenty (120) consecutive days or a non-consecutive period of one hundred eighty (180) days during any twelve (12) month period as a result of incapacity due to mental or physical illness or disease; and (ii) “disability” as such term is defined in the Company’s long-term disability insurance plan, or the long-term disability insurance plan of any successor to the Company, as applicable. At any time and from time to time, upon reasonable request therefor by the Company, Employee will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Any physician selected by the Company will be Board Certified in the appropriate field, will have no actual or potential conflict of interest, and may not be a physician who has been retained by the Company for any purpose within the prior three years.
(e)“Monthly Base Salary” shall mean, as of the dated immediately prior to a Qualifying Termination, the amount that is equal to Employee’s Base Salary on such date divided by 12.
(f)“Prorated Bonus” shall mean Employee’s annual cash incentive bonus for the calendar year in which the Qualifying Termination occurs in an amount measured by reference to the annual incentive bonus for such year as determined by the Company in accordance with the criteria established with respect to such year and based on the Company’s actual performance for such year through the date of the Termination Date. The Prorated Bonus calculated pursuant to the preceding sentence will be prorated with respect to the calendar year in which the Termination Date occurs (based on the ratio of the number of days Employee was employed by a member of the Company Group during such year to the number of days in such year).
(g) “Qualifying Termination” shall mean a termination of Employee’s employment with the Company (and all members of the Company Group) by the Company or any member of the Company Group without Cause (and not as a result of Employee’s death or Disability).
(h)“Restrictive Covenant Agreements” shall mean any confidentiality, non-competition, non-solicitation or other similar restrictive covenant agreement or obligation with any member of the Company Group.
(i)“Termination Date” shall mean the date Employee’s employment with the Company terminates such that, as a result of such termination, Employee is no longer employed by any member of the Company Group.
2.Effect of Employee’s Qualifying Termination .
(a)If Employee’s employment with the Company is terminated as a result of a Qualifying Termination, then so long as (and only if) Employee: (x) executes and does not revoke, in each case, within any time provided by the Company to do so, a release of all claims that is substantially consistent with the form attached hereto as Exhibit A (the “Release”), which

Release may be revised by the Company to reflect changes required by law to make the Release effective and to the extent necessary to address any specific circumstances of Employee’s termination and which Release will be provided by the Company to Employee within three (3) days following the Termination Date; and (y) abides by the terms of the Restrictive Covenant Agreements, the Company shall pay to Employee the following additional payments (the following clauses (i) through (ii), collectively, the “Severance Benefits”):
(i)an amount equal to three (3) times Employee’s Monthly Base Salary, which the Company shall pay in a lump sum on the Company’s first regularly scheduled pay date that is on or after the date that the Release becomes effective and irrevocable; and
(ii)the Prorated Bonus, which the Company shall pay in a lump sum on or before the later to occur of (i) the date such annual bonuses are paid to executives who have continued employment with the Company, or (ii) the date that is sixty (60) days following the Termination Date.
(b)The Company shall pay the Severance Benefits.
(c)In addition, Employee will be entitled to (the following clauses (i) through (iv), collectively, the “Accrued Obligations”): (i) payment of all accrued and unpaid Base Salary to the Termination Date, (ii) reimbursement for all incurred but unreimbursed expenses for which Employee is entitled to reimbursement pursuant to the Company’s expense reimbursement policy, (iii) benefits to which Employee is entitled under the terms of any applicable benefit plan or program of the Company or an affiliate and (iv) any earned but unpaid annual incentive bonus for any completed performance period prior to the Termination Date to the extent such bonus was not paid on or before the Termination Date and to the extent the performance goals applicable to such bonus are achieved. The Accrued Obligations shall be paid to Employee on the Company’s first regularly scheduled pay date that is on or after Termination Date.
(d)If the Release is not executed and returned to the Company and any required revocation period has not fully expired without revocation of the Release by Employee, then Employee shall not be entitled to any portion of the Severance Benefits until the Release is so executed and returned and the revocation period has fully expired.
(e)For the avoidance of doubt, Employee shall not be eligible for any Severance Benefits (or any portion thereof) in the event that Employee’s employment with the Company terminates (A) by the Company for Cause, (B) due to death or Disability or (C) by Employee.
3.Withholdings; Deductions. The Company may withhold and deduct from any benefits and payments made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by Employee.
4.Title and Headings; Construction. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all Exhibits or Attachments referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. Unless the context requires otherwise, all references to laws, regulations, contracts, agreements and instruments refer to such laws, regulations, contracts, agreements and instruments as they may be amended from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. All references to “dollars” or “$” in this Agreement refer to United States dollars. The word “or” is not exclusive. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all Exhibits attached hereto, and not to any particular provision hereof. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely. All references to “including” shall be construed as meaning “including without limitation.” Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
5.At-Will Employment. This Agreement is not an employment contract for any particular term and nothing herein alters the at-will nature of Employee’s employment with the Company, as Employee or the Company (and, if Employee becomes employed by any other member of the Company Group, any other member of the Company Group) may terminate the employment relationship at any time and for any reason not prohibited by applicable law or no reason at all.
6.Applicable Law; Submission to Jurisdiction. This Agreement shall in all respects be construed according to the laws of the State of Texas without regard to its conflict of laws principles that would result in the application of the laws of another jurisdiction. With respect to any claim or dispute related to or arising under this Agreement, the parties hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in Dallas County, Texas.
7.Entire Agreement and Amendment. This Agreement contains the entire agreement of the parties with respect to the matters covered herein and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto concerning the subject matter hereof. This Agreement may be amended only by a written instrument executed by both parties hereto.
8.Waiver of Breach. Any waiver of this Agreement must be executed by the party to be bound by such waiver. No waiver by either party hereto of a breach of any provision of this Agreement by the other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time.
9.Assignment. This Agreement and the rights and obligations hereunder, may not be assigned by the Company, Berry Corporation or the Employee without a written consent signed by all other parties, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that (a) the Company and Berry Corporation may assign this Agreement without Employee’s consent to any member of the Company Group so long as, following such assignment, either the Company or Berry Corporation remains a guarantor of the Company’s obligations under this Agreement and (b) the Company shall cause this Agreement to be assumed by any successor that continues the business of the Company, including any person or entity that acquires all or substantially all of the assets of the Company.
10.Notices. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person, (b) on the first business day after such notice is sent by express overnight courier service, or (c) on the second business day following deposit with an internationally-recognized second-day courier service with proof of receipt maintained, in each case, to the following address, as applicable:
If to the Company, addressed to:
Berry Petroleum Company, LLC
16000 N. Dallas Pkwy, Suite 500
Dallas, Texas 75248
Attn: General Counsel
    If to Berry Corporation, addressed to:

Berry Corporation (bry)
16000 N. Dallas Pkwy, Suite 500
Dallas, Texas 75248
Attn: General Counsel

If to Employee, addressed to Employee’s last known address on file with the Company.

11.Counterparts. This Agreement may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.
12.Deemed Resignations. Except as otherwise determined by the Board or as otherwise agreed to in writing by Employee and any member of the Company Group prior to the termination of Employee’s employment with the Company or any member of the Company Group, any termination of Employee’s employment shall constitute, as applicable, an automatic resignation of Employee: (a) as an officer of the Company and each member of the Company Group; (b) from the Board; and (c) from the board of directors or board of managers (or similar governing body) of any member of the Company Group and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which any member of the Company Group holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee serves as such Company Group member’s designee or other representative.
13.Section 409A.
(a)Notwithstanding any provision of this Agreement to the contrary, all provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”), and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or an exemption therefrom and shall be construed and administered in accordance with such intent. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of Employee’s employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.

(b)To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of Employee’s taxable year following the taxable year in which such expense was incurred by Employee, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period in which the arrangement is in effect.
(c)Notwithstanding any provision in this Agreement to the contrary, if any payment or benefit provided for herein would be subject to additional taxes and interest under Section 409A if Employee’s receipt of such payment or benefit is not delayed until the earlier of (i) the date of Employee’s death or (ii) the date that is six months after the Termination Date (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to Employee (or Employee’s estate, if applicable) until the Section 409A Payment Date. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall any member of the Company Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
14.Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board (or a committee thereof), amounts paid or payable under this Agreement shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of amounts paid or payable under this Agreement.  Notwithstanding any provision of this Agreement to the contrary, the Company reserves the right, without the consent of Employee, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Agreement with retroactive effect.
15.Severability. If an arbitrator or court of competent jurisdiction determines that any provision of this Agreement (or portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of that provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
[Remainder of Page Intentionally Blank;
Signature Page Follows]

IN WITNESS WHEREOF, Employee and the Company each have caused this Agreement to be executed and effective as of the Effective Date.

EMPLOYEE

/s/ Jeffrey D. Magids
Jeffrey D. Magids

BERRY PETROLEUM COMPANY, LLC

By:    /s/ Danielle Hunter
Name: Danielle Hunter
Title:     President

Signature Page to
Key Employee Agreement

EXHIBIT A
FORM OF RELEASE AGREEMENT
THIS RELEASE AGREEMENT (this “Agreement”) is made by and between Michael Helm (the “Employee”) and Berry Petroleum Company, LLC, a Delaware limited liability company (the “Company”). This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by the Employee (the “Effective Date”). This Agreement is that Release referenced in that certain Key Employee Agreement, dated January 21, 2025, by and among the Company, Berry Corporation (bry) (“Berry Corporation”) and the Employee (the “Key Employee Agreement”). Capitalized terms used but not defined herein shall have the meaning provided to such terms in the Key Employee Agreement.
WHEREAS, the Company employed the Employee as [TITLE] and the Employee and the Employee’s employment relationship with the Company terminated effective as of [TERMINATION DATE] the “Termination Date”);
WHEREAS, the Employee and the Company have entered into Restrictive Covenant Agreements which are incorporated herein by reference, and which shall remain in full force and effect; and
WHEREAS, the parties desire to set forth each of their rights and obligations regarding the termination of the Employee’s employment with the Company in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and conditions in the Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:
1.Termination of Employment. Subject to the provisions of Section 2, the parties hereby agree that the Employee’s employment with the Company terminated on the Termination Date and, as of the Termination Date, the Employee was no longer employed or engaged by the Company or any of its subsidiaries or other affiliates. The Employee acknowledges and agrees that, as of the Termination Date, the Employee is deemed to have automatically resigned as, to the extent applicable: (a) as an officer of the Company and each member of the Company Group; (b) from the Board; and (c) from the board of directors or board of managers (or similar governing body) of any member of the Company Group and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which any member of the Company Group holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) the Employee serves as such Company Group member’s designee or other representative.
2.Severance Benefits. Subject to Employee’s fulfillment of the obligations in this Agreement, the Company will pay or provide the Employee with the Severance Benefits, in the manner and as defined under the Key Employee Agreement. The Severance Benefits will not be treated as compensation under the Company’s 401(k) Plan or any other benefit or retirement plan. The Employee shall not be entitled to any additional or future salary or other compensation
Exhibit A

or severance benefits under any plan or program established by the Company or any of its affiliates, other than the Severance Benefits. The Employee expressly acknowledges and agrees that the Employee has received all leaves (paid and unpaid) to which the Employee has been entitled during the Employee’s employment with the Company or any other Released Party, and the Employee has received all wages, bonuses and other compensation, been provided all benefits, and been afforded all rights and been paid all sums, that the Employee has been owed by the Company or any other Released Party as of the date that the Employee signs this Agreement, other than the Severance Benefits.
3.Outstanding Liabilities. Any liabilities the Employee may have to the Company or its affiliates, including, without limitation, any outstanding loans or advances by the Company and any liabilities to reimburse the Company for any personal expenses that the Employee has charged to the Company, must be paid in full before payment of any Severance Benefits. Further, the Employee expressly authorizes the Company to deduct any such amounts from any payment to be made to the Employee under this Agreement, to the extent permitted by applicable law.
4.General Release and Waiver.
(a)    In consideration of receipt of the payments and other consideration provided for in this Agreement and the Key Employee Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the Employee, the Employee, on the Employee’s own behalf and on behalf of the Employee’s agents, administrators, representatives, executors, successors, heirs, dependents, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, holds harmless, remises, acquits and forever discharges the Company, Berry Corporation and all of their respective affiliates, and each of the foregoing entities’ respective past, present and future officers, directors, shareholders, members, managers, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties have ever had in the past or presently have against any of the Released Parties, and each of them, up to and including the date that the Employee signs this Agreement, including all such Claims arising from or relating to the Employee’s employment with the Company or its affiliates or the termination of that employment or any circumstances related thereto, or any other matter, cause or thing whatsoever, including all claims arising under or relating to employment, employment contracts (including any employment agreements), employee benefits or purported employment discrimination (of any kind) or harassment or violations of civil rights of whatever kind or nature, including: (i) all Claims arising under the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of

1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Employee Retirement Income Security Act of 1974 (“ERISA”), the WARN Act and state equivalents, the Sarbanes-Oxley Act of 2002, under federal, state, municipal or local anti-discrimination or anti-retaliation law, any federal, state, municipal or local wage and hour law, or any other local, municipal, state, or federal law, regulation or ordinance, (ii) all Claims arising under any public policy, or any contract, tort, or common law Claim, including Claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, infliction of emotional distress, or tortious interference; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, any Claim; or (iv) any Claim, whether direct or derivative, arising from, or relating to, the Employee’s status as a member or holder of any equity or other interests in the Company, the Berry Corporation, or any other Released Party. The Employee further agrees that the Employee will not file or permit to be filed on the Employee’s behalf any such Claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with the Employee’s right to file a charge with government agencies such as the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (“NLRB”) or the Securities and Exchange Commission (“SEC”) in connection with any claim the Employee believes it may have against the Company or its affiliates. However, by executing this Agreement, the Employee hereby waives the right to recover from any Released Party in any proceeding the Employee may bring before such agency, including the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the Employee’s behalf. Nothing herein prevents the Employee from receiving an award for information provided to a governmental agency.
(b)    This Agreement is not intended to or shall prevent, impede or interfere with Employee’s non-waivable right, without prior notice to the Company, to provide information to the government, participate in investigations, file a complaint, testify in proceedings regarding the Company’s past or future conduct, or to receive or fully retain a monetary award from a government administered whistleblower program for providing information directly to a government agency. Further, the Claims released herein do not include (i) any rights or claims that may first arise after the time that the Employee executes this Agreement; or (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA.
(c)     This release shall not apply to any obligation of the Company or its affiliates pursuant to this Agreement, or any vested benefit to which the Employee is entitled under any tax qualified pension plan of the Company or its affiliates, COBRA continuation coverage benefits or any other similar benefits required to be provided by statute.
5.Certain Forfeitures in Event of Breach. The Employee acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event the Employee breaches any of the Employee’s obligations under this Agreement or if the Employee breaches the Restrictive Covenant Agreements, the Employee forfeits the right to receive the payments and benefits described in Section 2 of this Agreement to the extent not theretofore paid to the Employee as of the date of such breach or ruling and, if already made as of the time of such breach or ruling, the Employee agrees to reimburse the Company, promptly, for the amount of such payments and benefits.
6.Non-Disparagement. The Employee shall not make any statements, encourage others to make statements or release information that disparages or defames the Company, Berry Corporation, any of their affiliates or any of their respective directors or officers. Notwithstanding the foregoing, nothing in this Section 6 shall prohibit either party from making truthful statements when required by order of a court or other body having jurisdiction or as required by law.
7.Cooperation with Proceedings. The Employee agrees to reasonably cooperate (including attending meetings) with respect to any claim, arbitral hearing, lawsuit, action or governmental, regulatory or internal investigation relating to the business of the Company or its affiliates. The Employee agrees to provide prompt disclosure to the Company in response to any inquiry in connection with any such matters. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with this Section 7.
8.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Employee’s employment with the Company and the termination thereof effective as of the Effective Date and supersedes any and all prior understandings, agreements or correspondence between the parties regarding the Employee’s employment with the Company and the termination thereof, except the Restrictive Covenant Agreements and the Key Employee Agreement, which shall expressly survive this Agreement and continue in full force and effect.
9.Knowing and Voluntary Waiver. Subject to the provisions of Section 11 below, the Employee, by the Employee’s free and voluntary act of signing below, acknowledges that (a) the Employee has been given an opportunity to consider whether to agree to the terms contained herein, (b) acknowledges that the Employee understands that this Agreement specifically releases and waives all claims the Employee may have against the Company and the Released Parties (except as otherwise expressly set forth herein), (c) represents that that the Employee has no impairment of any kind which would prevent the Employee from understanding the terms of this Agreement; and (d) agrees to all of the terms of this Agreement and intends to be legally bound thereby.
10.Return of Property. The Employee has, to the best of the Employee’s knowledge, returned to the Company’s Human Resources Department (“Company HR”), or will return within seven (7) days of the date on which the Employee signs this Agreement, all equipment and/or property, including all confidential information, computer software, computer access codes, company credit cards, keys, and all original and copies of notes, documents, files or programs stored electronically or otherwise that relate or refer to the business, customers, financial statements, business contacts or sales of the Company, Berry Corporation, or any of their affiliates.  The Employee also agrees to return promptly to Company HR any such equipment and/or property subsequently discovered by the Employee.
11.Right To Consult Attorney And Voluntary Nature Of Agreement.

(a)    [The Employee, by the Employee’s free and voluntary act of signing below, (i) acknowledges that the Employee has been given a period of [twenty-one (21)] | [forty-five (45)] days to consider whether to agree to the terms contained herein, (ii) acknowledges that the Employee has been advised, and is hereby advised in writing, to consult with an attorney prior to executing this Agreement, (iii) acknowledges that the Employee understands that this Agreement specifically releases and waives all rights and claims it may have under the ADEA prior to the date on which the Employee signs this Agreement, and (iv) agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Employee acknowledges that, if the Employee chooses to sign this Agreement prior to the expiration of this [twenty-one (21)] | [forty-five (45)] day period of consideration, the Employee does so voluntarily and waives Employee’s right to the remainder of that period.]1
(b)    The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has contributed to its preparation and had the opportunity to consult counsel. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party, regardless of which party generally was responsible for the preparation of this Agreement.
12.Revocation. This Agreement will become effective, enforceable and irrevocable on the Effective Date. During the seven-day period prior to the Effective Date, the Employee may revoke the Employee’s acceptance of the Agreement by providing written notice to [NAME] at [ADDRESS] personally delivered or deposited in the U.S. Mail before the expiration of the seven-day period. If the Employee exercises the right to revoke hereunder, the Employee shall forfeit the right to receive any of the payments or benefits provided for herein, and to the extent such payments or benefits have already been made, the Employee agrees that the Employee will immediately reimburse the Company for the amounts of such payments and benefits.
13.Key Employee Agreement. This Agreement shall be subject to the provisions of Sections 3, 4, 6, 8-11 and 13-15 of the Key Employee Agreement, which provisions are hereby incorporated by reference as part of this Agreement.
IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Employee has signed this Agreement effective as of the day and year first above written.
PLEASE READ CAREFULLY AS THIS DOCUMENT INCLUDES A RELEASE OF ALL CLAIMS. THE EMPLOYEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS INTENDED TO INCLUDE NOT ONLY CLAIMS THAT THE EMPLOYEE KNOWS ABOUT, BUT ALSO THOSE THAT THE EMPLOYEE DOES
1 Note to Draft: This provision will be removed or modified if Employee is under 40 years old at time of release. Language to be customized at the time of separation depending on the applicable consideration period and disclosures required by the Age Discrimination in Employment Act.

NOT KNOW OR SUSPECT TO EXIST AS OF THE EFFECTIVE DATE OF THIS AGREEMENT.

EMPLOYEE:

______________________________    Date:    __________________

Berry Petroleum Company, LLC:

By:                         Date:    __________________
Name:
Title: